Exhibit 3.4

BYLAWS OF BUCKEYE VENTURES, INC.
a Nevada corporation

ARTICLE I
OFFICES

Section 1. Registered Office; Principal Office.

The Board of Director shall fix the location of the registered office of the Corporation at any place within the State of Nevada. The Board of Directors shall fix the location of the principal office of the Corporation at any place within or outside of the State of Nevada.

Section 2. Other Offices.

The Board of Directors may at any time establish branch or subordinate offices at any place or places it may choose from time to time.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings.

Meetings of shareholders shall be held at any place within or outside the State of Nevada designated by the Board of Directors. In the absence of any such designation, meetings of shareholders shall be held at the principal executive office of the Corporation.

Section 2. Annual Meeting.

The annual meeting of shareholders shall be held on such date and at such time as the Board of Directors may determine. However, if this day falls on a legal holiday, the meeting shall be held at the same time and place on the next succeeding full business day. The annual meeting shall be held at the Corporation’s principal offices or at any other location as may be determined by the Board of Directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

Section 3. Special Meetings.

A special meeting of the shareholders may be called at any time by the Board of Directors, the CEO, or one or more shareholders holding shares in the aggregate entitled to cast not less than 30% of the votes at such meeting.

If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the President, any Vice-President or the Secretary of the Corporation. The officer receiving the request shall promptly cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not fewer than 35 days or more than 60 days after the receipt of the request. If such notice is not given within 20 days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

Section 4. Notice of Meetings of Shareholders.

All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than 10 days or more than 60 days before the date of the meeting. Such notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters that the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

Section 5. Manner of Giving Notice; Affidavit of Notice.

Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to each shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If the Corporation’s outstanding shares are held by 500 or more persons on the record date for the shareholders’ meeting, notice may be sent by third-class mail. If no such address appears on the books of the Corporation or is given, notice shall be deemed to have been given if sent to a shareholder by first-class mail or telegraphic or other written communication to the Corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where such office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

If any notice addressed to a shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver such notice to such shareholder at such address, each future notice and report shall be deemed to have been duly given without further mailing if it shall be available to the shareholder on written demand by the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of such notice or report.

An affidavit of the mailing or other means of giving any notice of any meeting of shareholders shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice and shall be filed and maintained in the minutes book of the Corporation.

Section 6. Quorum.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at a meeting of shareholders shall constitute a quorum for the transaction of business at such meeting. The shareholders in attendance at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 7. Adjourned Meeting; Notice.

Any meeting of shareholders, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy; but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 6 of this Article II.

When any meeting of shareholders, annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed or unless the adjournment is for more than 45 days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 8. Voting.

The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II. The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election of directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal; but if a shareholder fails to specify the number of shares such shareholder is voting affirmatively, it shall be presumed conclusively that such shareholder’s approving vote is with respect to all shares that such shareholder is entitled to vote. Except as provided in Section 6 of this Article II and in the election of directors, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders.

At a meeting of shareholders at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of such shareholder’s shares).

Section 9. Waiver of Notice or Consent By Absent Shareholders.

The transactions of any meeting of shareholders, annual or special, however called and noticed and wherever held, shall be as valid as though they had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after such meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of such meeting or an approval of the minutes thereof. Such waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of such meeting, except that when the person objects at the beginning of the meeting to the transaction of any business thereat because such meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of such meeting if an objection is expressly made at such meeting.

Section 10. Shareholder Action by Written Consent. Without a Meeting.

Any action that may be taken at any annual or special meeting of shareholders may, to the extent permitted by the Certificate of Incorporation and applicable law, be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. All such consents shall be maintained in the corporate records.

Section 11. Record Date for Shareholder Notice; Voting and Giving Consents.

For purposes of determining the shareholders entitled to receive notice of any meeting or to give consent to corporate action without a meeting, the Board of Directors may fix in advance a record date, which shall not be mote than 60 days or less than 10 days before the date of any such meeting nor more than 60 days before any such action without a meeting. In this event, only shareholders of record on the date so fixed are entitled to receive notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the NRS.

If the Board of Directors does not so fix a record date:

(a)
The record date for determining shareholders entitled to receive notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the date on which the meeting is held; or

(b)
The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to that action.

Section 12. Proxies.

Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to such proxy, by a writing delivered to the Corporation stating that such proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing such proxy; or (ii) written notice of the death or incapacity of the maker of such proxy is received by the Corporation before the vote pursuant to such proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the NRS.

Section 13. Inspectors of Election.

Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of such inspectors shall be either one or three. If such inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

Such inspectors shall:

(a)	Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)	Receive votes, ballots or consents;

(c)	Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)	Count and tabulate all votes or consents;

(e)	Determine when the polls shall close;

(f)	Determine the result; and

(g)	Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III
DIRECTORS

Section 1. Powers.

Subject to the provisions of the NRS and any limitations in the Certificate of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 2. Number and Qualification of Directors.

The number of directors of the Corporation shall not be less than one nor more than nine. The exact number of directors shall be specified by a resolution duly adopted by the Board of Directors or shareholders. The board of directors shall designate a Chairman and a Vice Chairman. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

the Chairman of the Board;

the Vice Chairman;

the President; or

any director chosen by a majority of the directors present thereat.

The Secretary, or if he shall be absent from such meeting, the person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The order of business and rules of procedure at each meeting of the Board shall be determined by the chairman of such meeting, but the same may be changed by the vote of a majority of those directors present at such meeting. The Board shall keep regular minutes of its proceedings and all material action shall be reported to the shareholders at the next annual meeting of shareholders.

Section 3. Election and Term of Office of Directors.

Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4. Vacancies.

Vacancies on the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of shareholders and until a successor has been elected and qualified.

A vacancy or vacancies on the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be elected at such meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

Any director may resign effective on giving written notice to the Chairman of the Board of Directors, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a later time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director before the expiration of such director’s term of office.

Section 5. Place of Meetings and Meetings by Telephone.

Regular meetings of the Board of Directors may be held at any place within or outside the State of Nevada that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board shall be held at any place within or outside the State of Nevada that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

Section 6. Regular Meetings.

Regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

Section 7. Special Meetings.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the Vice Chairman, the President, any Vice-President, the Secretary or any two directors.

Notice of the time and place of such special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at such director’s address as is shown on the records of the Corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of such meeting. In case such notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of such meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving such notice has reason to believe will promptly communicate it to such director. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Corporation.

Section 8. Quorum; Voting.

A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 10 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of the NRS.

Section 9. Waiver of Notice.

The transactions of any meeting of the Board of Directors, however called and noticed, and wherever held, shall be as valid as though they had occurred at a meeting duly held after regular call and notice if a quorum is present and if, either before or after such meeting, each of the directors not present signs a written waiver of notice, a consent to hold such meeting  or an approval of the minutes. The waiver of notice or consent need not specify the purpose of such meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of such meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to such director.

Section 10. Adjournment.

A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 11. Notice of Adjournment.

Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 7 of this Article III to the directors who were not present at the time of the adjournment.

Section 12. Action Without Meeting.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

Section 13. Fees and Compensation of Directors.

Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 13 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for such service.

ARTICLE IV
COMMITTEES

Section 1. Committees of Directors.
The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member at any meeting of such committee. Any committee, to the extent provided in such a resolution of the Board, shall have all the authority of the Board, except with respect to:

(a)	The approval of any action that, under the NRS, also requires shareholders’ approval or approval of the outstanding shares;

(b)	The filling of vacancies on the Board of Directors or in any committee;

(c)	The fixing of compensation of the directors for serving on the Board of Directors or on any committee;

(d)	The amendment or repeal of bylaws or the adoption of new bylaws;

(e)	The amendment or repeal of any resolution of the Board of Directors that by its express terms is not so amendable or repealable;

(f)	A distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; and

(g)	The appointment of any other committees of the Board of Directors or the members of such committees.

Section 2. Meetings and Action of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Sections 5 (place of meetings), 6 (regular meetings), 7 (special meetings), 8 (quorum), 9 (waiver of notice), 10 (adjournment), 11 (notice of adjournment), and 12 (action without meeting) of Article III, with such changes in the context of  such Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees also may be called by resolution of the Board of Directors; and notice of special meetings of committees also shall be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V
OFFICERS

Section 1. Officers.

The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

Section 2. Election of Officers.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of any officer under any contract of employment.

Section 3. Subordinate Officers.

The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4. Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board or, except in the case of any officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of such notice or at any later time specified in such notice; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the resigning officer is a party.

Section 5. Vacancies in Offices.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 6. Chairman of the Board.

The Chairman of the Board of Directors, if chosen, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as from time to time may be assigned to him by the Board of Directors or prescribed by these Bylaws. If there is no President, the Chairman of the Board of Directors shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 8 of this Article V.

Section 7. Vice-Chairman of the Board.

The Vice-Chairman of the Board of Directors, if chosen, shall, if present and the Chairman of the Board of directors is not present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as from time to time may be assigned to him by the Board of Directors or prescribed by these Bylaws.

Section 8. Chief Executive Officer.

The Chief Executive Officer shall be the general manager and chief executive officer of the Corporation and has, subject to the control of the Board of Directors, general supervision, direction and control of the business and officers of the Corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the offices of general manager and chief executive officer of a corporation and such other powers and duties as may be prescribed by the Board of Directors.

Section 9. President.

The President shall be the chief operating officer of the Corporation and shall have, subject to the control of the Board of Directors and the Chief Executive Officer, general supervision, direction, and control of the operations of the Corporation. In the absence of the Chairman of the Board of Directors, the President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. The President shall have the general powers and duties of management usually vested in the offices of president and chief operating officer of a corporation and such other powers and duties as may be prescribed by the Board of Directors.

Section 10. Vice-Presidents.

In the absence or disability of the President, the Vice-Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice-President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors, the Chairman of the Board, the President or these Bylaws.

Section 11. Secretary.

The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice given, the names of those present at Board meetings or committee meetings, the number of shares present or represented at meetings of shareholders and the proceedings.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of shareholders and of the Board of Directors required by these Bylaws or by law to be given, and he shall keep in safe custody the seal of the Corporation, if one is adopted, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

Section 12. Treasurer and Chief Financial Officer.

The Treasurer and the Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Treasurer and Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Treasurer and Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of the transactions of the Treasurer and Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

The Corporation shall, to the maximum extent permitted by the NRS, indemnify each of its officers and directors and may indemnify each of its other agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the Corporation. For purposes of this Article VI, an “agent” of the Corporation includes any person who is or was a director, officer, employee or other agent of the Corporation; or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

The indemnification provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. No provision of these Bylaws shall limit or prohibit indemnification by the Corporation to the fullest extent permitted by Michigan law.

ARTICLE VII
RECORDS AND REPORTS

Section 1. Maintenance and Inspection of Share Register.

The Corporation shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be designated and .as determined by resolution of the Board of Directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the Corporation holding at least 30% in the aggregate of the outstanding voting shares of the Corporation may (i) inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours, on five days’ prior written demand on the Corporation, and (ii) obtain from the transfer agent of the Corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of a date specified by such shareholder or shareholders after the date of demand. Such list shall be made available to any such shareholder by the transfer agent on or before the later of five days after the demand is received or the date specified in the demand as the date as of which such list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or a holder of a voting trust certificate making the demand.

Section 2. Maintenance and Inspection of Bylaws.

The Corporation shall keep at its principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 3. Maintenance and Inspection of Other Corporate Records.

The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places as may be designated by the Board of Directors or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written forth or in any other form capable of being converted into written form. To the extent required under the NRS, the minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as a holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. The rights of inspection set forth in this Section 3 shall extend to the equivalent records of each subsidiary corporation of the Corporation.

Section 4. Inspection by Directors.

Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of all documents.

Section 5. Annual Report to Shareholders.

As required by applicable law, Board of Directors will issue annual or other periodic reports to the shareholders of the Corporation via the Edgar filing system of the SEC.

Section 6. Financial Statements.

A copy of any annual financial statement and any income statement of the Corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for twelve months, and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

If a shareholder or shareholders holding at least 30% of the outstanding shares of any class of stock of the Corporation makes a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the then-current fiscal year ending more than 30 days before the date of the request and a balance sheet of the Corporation as of the end of such period, the Chief Financial officer shall cause such statement to be prepared, if not already prepared, and shall deliver personally or mail such statement to the person making such request within 30 days after the receipt of such request. If the Corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within 30 days after such request.

The Corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semiannual or quarterly income statement that it has prepared and a balance sheet as of the end of that period.

The quarterly income statements and balance sheets referred to in this Section 6 shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

Section 7. Annual Statement of. General Information.

The Corporation shall, within the statutorily required time period, file with the Secretary of State of Nevada – Corporate Division, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the President, Treasurer and Secretary, the street address of its principal executive office or principal business office in this state and the general type of business constituting the principal business activity of the Corporation, and a designation of the agent of the Corporation for the purpose of service of process, all in compliance with the NRS.

ARTICLE VIII
GENERAL CORPORATE MATTERS

Section 1. Record Date for Purposes Other Than Notice and Voting.

For purposes of determining the shareholders entitled to receive any dividend or other distribution or allotment of any rights or entitled to exercise any rights with respect to any other lawful action (other than action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days before any such action, and in such case only shareholders of record on the date so fixed are entitled to receive such dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the NRS.

If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolution.

Section 2. Checks, Drafts, Evidence of Indebtedness.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 3. Execution of Corporate Contracts and Instruments.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer, officers, agent or agents to enter into any contract or execute any instrument in the name of and for the Corporation; such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

Section 4. Certificates for Shares.

A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any of such shares are fully paid; the Board of Directors may authorize the issuance of certificates or shares as partly paid, provided that such certificates shall state the amounts of the consideration paid and owing. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or Vice-Chairman of the Board or the President or Vice-President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 5. Lost Certificates.

Except as provided in this Section 5, no new certificate for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

Section 6. Representation of Shares of Other Corporations.

The Chairman of the Board, the President, any Vice-President or any person authorized either by the Board of Directors or by any of the foregoing designated officers is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted to such officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of such officers in person or by any person authorized to do so by proxy duly executed by such officers.

Section 7. Construction and Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the NRS shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, any indication of gender includes both genders and the term “person” includes a corporation, a natural person, an association and a partnership.

ARTICLE IX
AMENDMENTS

Section 1. Amendment by Shareholders and Directors.

New bylaws may be adopted or these Bylaws may be amended or repealed by the Board of Directors or by written consent of holders of a majority of the outstanding shares entitled to vote.

ARTICLE X
SCOPE OF BYLAWS

These Bylaws govern the regulation and management of the affairs of the Corporation to the extent they are consistent with applicable law and the Corporation’s Certificate of Incorporation. To the extent they are not consistent, applicable law and the Certificate of Incorporation will govern.